EXHIBIT 10.5

AMENDED AND RESTATED

INTELLECTUAL PROPERTY LICENSE AGREEMENT

By & between

Monitor Dynamics, Inc. (“Licensor”)

&

MDI, Inc. (“Licensee”)

This INTELLECTUAL PROPERTY LICENSE AGREEMENT ("Agreement") is dated as of December __, 2009 (the "Effective Date") between Monitor Dynamics, Inc., a Texas corporation ("Licensor"), and MDI, Inc, a Delaware corporation ("Licensee"). Licensor and Licensee are sometimes referred to herein individually as, "Party" and collectively as, the "Parties."

I. RECITALS

WHEREAS, prior to the execution of this Agreement, Licensee was the owner of all of the issued and outstanding capital stock of Licensor. Licensor was a newly-formed, wholly-owned subsidiary of Licensee which was organized to acquire, and has so acquired, the business assets and liabilities previously held by Licensee, as described in the Contribution Agreement between Licensor and Licensee of even date herewith;

WHEREAS, prior to the execution of this Agreement, Licensee, and a newly-formed wholly-owned subsidiary of Licensee (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Almana Networks International, a Delaware corporation (“ANI”), pursuant to which Merger Sub was merged with and into ANI with ANI being the surviving entity (the “Merger”);

WHEREAS, contemporaneously with the closing of the Merger, Licensee intends to split-off Licensor, through the sale of all of the outstanding capital stock of Licensor upon the terms and conditions of a Stock Purchase Agreement (the “Stock Purchase Agreement”) of even date herewith by and among Licensee and 214 Investments, Inc., a Texas corporation (“Purchaser”);

WHEREAS, the Stock Purchase Agreement contemplates that the Licensor will license certain intellectual property to Licensee, namely, the Licensed IP (as defined herein); and

WHEREAS, Licensee desires to obtain the right and license to use the Licensed IP upon the terms and conditions set forth herein.

 NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto hereby covenant and agree as follows:

I.

DEFINITIONS: Whenever used in this Agreement, the following terms have the meanings respectively assigned to them in this Section:

(a)  "Affiliate" means a Person who directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

(b)  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

(c)  "Person" means an individual, firm, partnership, joint venture, corporation, bank, trust, unincorporated organization or governmental body.

(d)  "Licensed IP" means the Safenet and Pointguard Software, including the trademarks, sold, assigned and contributed to the Licensor pursuant to the Contribution Agreement together with the media, supporting documentation , instructions and manuals regarding the use of such Licensed IP.

II. LICENSE GRANT

2.1.

License Grant. From and after the Effective Date, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, subject to any licenses previously granted to third parties, a perpetual, irrevocable, world-wide, fully paid-up, royalty-free license to use the Licensed IP to make, have made, use, offer for sale, promote, distribute, sell and otherwise commercially exploit the Licensed IP. Such license includes, without limitation, the right to distribute, and create derivative works from any copyrighted materials included in Licensed IP, the right to make, have made, use, offer for sale, promote, distribute, sell and otherwise commercially exploit any such derivative works and the right to use any trade secrets and know-how included in Licensed IP.

2.2.

 Copies. Licensee may make such number of copies of the applicable Licensed IP as is reasonably necessary to accomplish the permitted uses set forth in Section 2.1. All copies shall be subject to the terms and conditions of this Agreement.

2.4.

 Right to Sublicense. Licensee shall be free to grant sublicenses. Any such sublicense shall be subordinate to and conform to the terms and conditions of this Agreement, and may include the right for such sublicensee to grant sublicenses. Any such sublicense shall be subordinate to and conform to the terms and conditions of this License; shall not include the right for such sublicensee to grant sublicenses to other persons; and shall not include the right for such sublicensee to make, sell or distribute products made using the Licensed IP for such sublicensee's own account or the account of any person other than Licensee or a majority-owned subsidiary or Affiliate of Licensee. In addition, Licensee shall require that any such sublicensee implement and maintain practices and policies sufficient to preserve the confidentiality of all Licensed IP provided to such sublicensee by Licensee, and Licensee shall be solely responsible, as between Licensee and Licensor, for any breach of confidentiality with respect to the Licensed IP by any such sublicensee. Except as expressly set forth in this provision, Licensee shall not, without the prior written approval of Licensor, which approval shall not be unreasonably withheld, delayed, or conditioned, sublicense or transfer in any way any Licensed IP.

2.5.

 Intellectual Property Notices and Markings. Licensee shall accurately produce and reproduce all Licensor intellectual property notices on all copies Licensee produces or reproduces of the Licensed IP.

III. OWNERSHIP

3.1.

Licensed IP. Licensee acknowledges and agrees that, as between the Parties and subject to the rights and licenses granted herein, Licensor is, and at all times shall remain, the sole and exclusive owner of all right, title and interest, throughout the world (including all intellectual property and other proprietary rights), in and to all Licensed IP, and any copies of the Licensed IP, whether made by or on behalf of Licensor or Licensee.

3.2

Derivative Works. Licensor acknowledges and agrees that, as between the Parties, any derivative works of Licensed IP created by or on behalf of Licensee are and shall remain the sole and exclusive property of Licensee.

IV. PROTECTION OF LICENSED TECHNOLOGY

4.1.

Protection of Intellectual Property Rights.

(a)  Licensor and the Licensee shall cooperate to police diligently the Licensed IP. The Parties shall promptly notify each other in writing of any unauthorized use, infringement, misappropriation, dilution or other violation of the Licensed IP of which it becomes aware.

(b)  Licensor shall have the primary right, but not the obligation, to bring and control any suits against any unauthorized use, infringement, misappropriation, dilution or other violation of the Licensed IP. Licensee agrees to cooperate with Licensor in any litigation or other enforcement action that Licensor may undertake to enforce or protect the Licensed IP and, upon Licensor's request, to execute, file and deliver all documents and proof necessary for such purpose, including being named as a Party to such litigation as required by law. Licensee shall have the right to participate and be represented in any such action, suit or proceeding by its own counsel and at its own cost and expense. Licensee shall have no claim of any kind against Licensor based on or arising out of Licensor's handling of or decisions concerning any such action, suit, proceeding, settlement, or compromise, and the Licensee hereby irrevocably releases Licensor from any such claim; provided, however, that Licensor shall not settle, compromise or voluntarily dispose of any such action, suit or proceeding in a manner that would materially restrict the rights or benefits of Licensee pursuant to this agreement without the prior consent of Licensee, which consent shall not be unreasonably withheld, delayed or conditioned. In the event Licensor elects not to exercise this right, Licensee, upon prior written approval from Licensor, may bring such suit, and Licensor agrees to reasonably cooperate with Licensee, including being named as a party to such suit. If Licensee elects to bring such suit, it shall be entitled to that portion of any award based upon the actual damage to its business directly resulting from such unauthorized use, infringement, misappropriation, dilution or other violation of the Licensed IP.

(c)  Unless the parties should otherwise agree, each Party shall bear the costs, fees and expenses incurred by it in complying with the provisions of Section 4.1, including those incurred in bringing or controlling any such suits.

V. REPRESENTATIONS AND WARRANTIES

5.1.

Each Party hereto represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) it has the corporate power and authority to enter into this Agreement, and the execution, delivery and performance of this Agreement and the transactions and other documents contemplated hereby have been duly authorized by all necessary corporate action on the part of Licensor, and (iii) this Agreement has been duly executed and delivered by the authorized officers of such Party, and constitutes a legal, valid and binding obligation of the Party, fully enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights, and general equity principles.

VI. INDEMNIFICATION

6.1.

No Duty to Indemnify. Licensor shall not under any circumstances, be obligated to indemnify, defend, or hold Licensee, its Affiliates, or their respective representatives, officers, directors, stockholders, employees, or agents (the "Licensee Parties"), harmless from any liability, claims, demands, causes of action, judgments, damages, or expenses (including reasonable attorneys' and experts' fees and costs) which the Licensee Parties may incur or become liable for as a result of Licensee's and its sublicensees' use of the Licensed IP in accordance with this Agreement.

6.2.

Licensee's Duty to Indemnify. Licensee shall indemnify, defend, and hold Licensor, its Affiliates, and their respective representatives, officers, directors, stockholders, employees, and agents (the "Licensor Parties"), harmless from any and all liability, claims, demands, causes of action, judgments, damages, and expenses (including reasonable attorneys' and experts' fees and costs) which the Licensor Parties may incur or become liable for as a result of claims by any Person to the extent arising from Licensee's and its sublicensees' use of Licensed IP other than any third party claims covered by Section 6.1; provided, however, that Licensee shall not be obligated to defend or hold harmless any Licensor Parties in the event that such claims, demands, causes of action, judgments, damages and, expenses arose out of willful misconduct, gross negligence, or bad faith by any Licensor Parties.

VII. LIMITATIONS ON LIABILITY

7.1.

Disclaimer of Consequential and Special Damages. TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER PARTY, NOR ANY RELATED ENTITY THEREOF, SHALL BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY, ANY RELATED ENTITY THEREOF, OR ANY OTHER THIRD PERSON, FOR ANY INDIRECT, INCIDENTAL,CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER A PARTY OR ANY RELATED ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

VIII. MISCELLANEOUS

8.1.

Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission) and shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the Party as shall have been previously specified in writing to the other Party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the Party as shall have been previously specified in writing to the other Party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the Party as shall have been previously specified in writing to the other Party) with follow-up copy by reliable overnight courier service the next Business Day:

if to Licensor, to:

Monitor Dynamics, Inc.

12500 Network Blvd., Suite 306

San Antonio, Texas 78249

Facsimile No.: 210-579-1554

Attention:  General Counsel

and

if to Licensee, to:

MDI, Inc.

835 Proton
San Antonio, TX 78258

Facsimile No.:

Attention: President

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. (local time, place of receipt) and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

8.2.

Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each Party. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to benefits thereof only by a written instrument signed by an authorized officer of the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.3.

Headings. The article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8.4.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

8.5.

Entire Agreement. This Agreement, the Stock Purchase Agreement and the other ancillary agreements constitute the entire agreement between the Parties hereto with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the Parties, oral and written, with respect to the subject matter hereof.

8.6.

Governing Law and Jurisdiction.  This Agreement is governed by and will be construed and enforced in accordance with the laws of the State of Texas regardless of the jurisdiction in which litigation relating to the subject matter hereof is initiated or continued.  In the event any action is brought based on this Agreement the venue for any such action will be any court of competent jurisdiction of the State of Texas located in Bexar, County, Texas.

8.7.

Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.8.

Assignment. This Agreement may not be assigned by any Party hereto without the written consent of the other Party; provided, however, that each Party may assign this Agreement to a purchaser of substantially all of the Party's shares or assets or to that Party's parent, controlled subsidiary or controlled affiliate, provided that such purchaser agrees to be bound by all of the terms and conditions of this Agreement. No assignment shall relieve either Party of any of its rights and obligations hereunder.

8.9.

Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each Party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

8.10.

Binding Nature; Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

8.11.

Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect, for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party agrees that such restriction may be enforced to the maximum extent permitted by law, and each Party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

8.12.

Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

8.13.

Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

8.14.

Interpretation.  Any reference to any federal, state, local or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

8.15

Legal Fees and Costs.  In the event suit is instituted for breach or default of any of the conditions of this Agreement, then and in that event, the party prevailing in any action, in law or equity, will be entitled to reasonable attorneys' fees and court costs.

IN WITNESS WHEREOF , the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

[signature page follows]

LICENSOR

MONITOR DYNAMICS, INC.

/s/ Robert A. Schorr______________________

By:  Robert A. Schorr

Its: Officer

LICENSEE

MDI, INC.

/s/ John Linton________________________

By:  John Linton

Its:  President